Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Spectrum Brands, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39239, 333-41815, 333-42443, 333-68250, and 333-117567) on Form S-8, of Spectrum Brands, Inc. of our report dated December 10, 2008, with respect to the consolidated balance sheets of Spectrum Brands, Inc. and subsidiaries (the Company) as of September 30, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss) and cash flows and the related financial statement schedule for each of the years in the three-year period ended September 30, 2008 and the effectiveness of internal control over financial reporting as of September 30, 2008, which appears in the annual report on Form 10-K of Spectrum Brands, Inc.

Our report refers to a change in the method of accounting for pension and other postretirement benefits in 2007.

/s/ KPMG LLP

Atlanta, Georgia

December 10, 2008